SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 15, 2010

KNIGHT CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-14223	22-3689303
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Washington Boulevard, Jersey City, NJ 07310

(Address of principal executive offices) (Zip Code)

(201) 222-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On March 15, 2010, Knight Capital Group, Inc. (the “Company”) issued a press release announcing its intention to offer $300 million aggregate principal amount of cash convertible senior subordinated notes due 2015 and to enter into related hedging transactions. The notes were offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

On March 16, 2010, the Company issued a press release announcing the pricing of its $325 million aggregate principal amount of 3.50% cash convertible senior subordinated notes due 2015 in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act. The Company also granted the initial purchasers an option to purchase up to an additional $50 million aggregate principal amount of notes within 30 days from the first issue date of the notes solely to cover over-allotments and entered into related hedging transactions.

The press releases are being issued pursuant to and in accordance with Rule 135c under the Securities Act, and a copy of each press release is attached hereto as Exhibit 99.1 and 99.2 and incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits

(d)   Exhibits.

Exhibit No.	Description
99.1	Press release of Knight Capital Group, Inc. dated March 15, 2010.
99.2	Press release of Knight Capital Group, Inc. dated March 16, 2010.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned’s duly authorized signatory.

KNIGHT CAPITAL GROUP, INC.

Date: March 16, 2010	By: /s/ Andrew M. Greenstein
Andrew M. Greenstein
Managing Director, Deputy General
Counsel and Assistant Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press release of Knight Capital Group, Inc. dated March 15, 2010.
99.2	Press release of Knight Capital Group, Inc. dated March 16, 2010.